ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT)
Form 205 NOT VALID AFTER JUNE 30, 2004
Filing Fee:  $25.00
Deliver to: Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us

Pursuant to Section 7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1.   The name of the corporation is:  Lexington Barron Technologies, Inc.
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     (If changing the name of the corporation, indicate name of corporation
     BEFORE the name change)

2.   The date of the following amendment(s) to the Articles of Incorporation was adopted:  3/26/04
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3.   The text of each amendment adopted (include attachment if additional space needed):

     New name of corporation shall be AGU Entertainment Corp.
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4.   If changing the corporation name, the new name of the corporation is:

     AGU Entertainment Corp.
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5.   If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
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6.   Indicate manner in which amendment(s) was adopted (mark only one):
     ___ No shares have been issued or Directors elected - Adopted by Incorporator(s)

     ___ No shares have been issued but Directors have been elected - Adopted by the board of directors

     _X_ Shares have been issued but shareholder action was not required - Adopted by the board of directors

     ___ The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Effective date (if not to be effective upon filing) ______________ (Not to exceed 90 days)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

     James Dodrill, Legal Counsel to the Company
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     5800 Hamilton Way, Boca Raton, FL 33496
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Please refer to Section 7-90-301 (8), C.R.S.